Exhibit 4.7

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this "Amendment") dated as of June 30, 2006 is by and among Keystone Consolidated Industries, Inc., a Delaware corporation ("Keystone"), Keystone Wire Products Inc., a Delaware corporation ("KWP"), Engineered Wire Products, Inc., an Ohio corporation ("EWP"), F V Steel and Wire Company, a Wisconsin corporation ("F V Steel" and, together with Keystone, KWP and EWP, each individually a "Borrower" and collectively, "Borrowers"), Keystone Energy Resources, LLC, a Delaware limited liability company ("KER"), the parties hereto as lenders (each individually, a "Lender" and collectively, "Lenders" as hereinafter further defined) and Wachovia Capital Finance Corporation (Central), an Illinois corporation, in its capacity as agent for Lenders (in such capacity, "Agent").

RECITALS:

WHEREAS, Borrowers, the Agent and the Lenders have entered into that certain Loan and Security Agreement dated as of August 31, 2005 (the "Loan Agreement");

WHEREAS, Borrowers have requested that Agent and Lenders agree to certain amendments to the Loan Agreement as set forth herein; and

WHEREAS, Agent and Lenders have agreed to such amendments upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1 Amendments to the Loan Agreement. Immediately upon the satisfaction of each of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a)  Section 9 of the Loan Agreement is hereby amended by adding a new Section 9.26 therein to read as follows:

"9.26 Keystone Energy. Borrowers agree not to cause Keystone Energy Resources, LLC to (a) engage in any business activities other than purchasing electricity and reselling to Borrowers, (b) maintain any material assets or (c) incur any material liabilities";

(b)  KER agrees to be bound by all the terms and conditions applicable to "Guarantors" under the Loan Agreement, as amended from time to time.

(c)  For purposes of Section 14 to the Credit Agreement only, KER shall be deemed to be a "Borrower" and shall be jointly and severally liable for all Obligations; provided that for all other purposes of the Credit Agreement, KER shall not be a Borrower but shall be a Guarantor.

Section 2 Limited Waiver. Agent and Lenders hereby waive the restrictions set forth in Sections 9.7, 9.10 and 9.12 of the Loan Agreement solely to permit (a) the formation by Keystone of KER, as a wholly-owned Subsidiary of Keystone, and (b) sales of electricity from KER to Keystone and its Subsidiaries.

Section 3 Conditions to Effectiveness. The effectiveness of the amendments set forth in Section 1 above are subject to the satisfaction of each of the following conditions:

(a)  Agent shall have received a duly executed counterpart of this Amendment from Borrowers, KER and Required Lenders; and

(b)  Agent shall have received a pledge of the limited liability company interests of KER, together with certificates and endorsement representing such interests, in each case in form and substance satisfactory to Agent.

Section 4 Representations, Warranties and Covenants. In order to induce Agent and Lenders to enter into this Amendment, Borrowers and KER represent, warrant and covenant to Agent and Lenders, upon the effectiveness of this Amendment, which representations, warranties and covenants shall survive the execution and delivery of this Amendment that:

(a)  No Default; etc. No Default or Event of Default has occurred and is continuing after giving effect to this Amendment or would result from the execution or delivery of this Amendment or the consummation of the transactions contemplated hereby.

(b)  Corporate or Limited Liability Company Power and Authority; Authorization. Each Borrower and KER have the power and authority to execute and deliver this Amendment and to carry out the terms and provisions of the Financing Agreements, as amended by this Amendment, to which they are a party and the execution and delivery by such Borrower and KER of this Amendment, and the performance by such Borrower and KER of their obligations hereunder have been duly authorized by all requisite action by such Borrower and R.

(c)  Execution and Delivery. Each Borrower and KER have duly executed and delivered this Amendment.

(d)  Enforceability. This Amendment constitutes the legal, valid and binding obligations of each Borrower and KER, enforceable against each Borrower and KER in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' right generally, and by general principles of equity.

(e)  Representations and Warranties. All of the representations and warranties contained in the Financing Agreements (other than those which speak expressly only as of a different date) are true and correct as of the date hereof after giving effect to this Amendment and the transactions contemplated hereby.

Section 5 Miscellaneous.

(a)  Effect; Ratification. Borrowers acknowledge that all of the reasonable legal expenses incurred by Agent in connection herewith shall be reimbursable under Section 9.23 of the Loan Agreement. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Financing Agreement or (ii) prejudice any right or rights that any Lender may now have or may have in the future under or in connection with any Financing Agreement. Each reference in the Financing Agreements to "this Agreement", "herein", "hereof' and words of like import shall mean such Financing Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Financing Agreements and all terms, conditions, representations, warranties, covenants and agreements set forth in the Financing Agreements, except as herein amended are hereby ratified and confirmed and shall remain in full force and effect.

(b)  Counterparts; etc. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Delivery of an executed counterpart of this Amendment by fax shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

(c)  Governing Law. This Amendment shall be deemed a Financing Agreement and shall be governed by, and construed and interpreted in accordance with the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

[Signature Pages Follow]

IN WITNESS WHEREOF, Agent, Required Lenders, Borrowers and KER have caused this Amendment No. 1 to Loan and Security Agreement to be duly executed as of the day and year first above written.

[Signature Page to Amendment No. 1 to
Loan and Security Agreement]

S-1

AGENT AND LENDERS:

    WESTERN BANK PUERTO RICO (BUSINESS CREDIT DIVISION), as a Lender

    By:
    Title:

    Name:

    NORTH FORK BUSINESS CAPITAL CORPORATION, as a Lender

    By:
    Title:

    Name:

    PNC BANK NATIONAL ASSOCIATION, as a Lender

    By:

    Title:
    Name:

[Signature Page to Amendment No. 1 to
Loan and Security Agreement]

S-2

AGENT AND LENDERS:

WACHOVIA CAPITAL FINANCE CORPORATION
(CENTRAL), as Agent and a Lender

By:

Title:

Name:

NORTH FORK BUSINESS CAPITAL CORPORATION,
as a Lender

By:

Title:
Name:

PNC BANK NATIONAL ASSOCIATION,
as a Lender

By:

Title:
Name:

[Signature Page to Amendment No. 1 to
Loan and Security Agreement]

S-2

AGENT AND LENDERS:

WACHOVIA CAPITAL FINANCE CORPORATION
(CENTRAL), as Agent and a Lender

By:
Title:

Name:

WESTERN BANK PUERTO RICO (BUSINESS CREDIT
DIVISION), as a Lender

By:

Title:
Name:

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:

Title:
Name:

[Signature Page to Amendment No, 1 to
Loan and Security Agreement]
S-2

SCHEDULE II

PLEDGE AMENDMENT
This Pledge Amendment, dated June 30, 2006, is delivered pursuant to Section 6(d) of the Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed, thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Section 5 of the Pledge Agreement are and continue to be true and correct, both as to the promissory notes, instruments and shares pledged prior to this Pledge Amendment and as to the promissory notes, instruments and shares pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Pledge Agreement, dated August 31, 2005 among the undersigned, as Pledgor, and Wachovia Capital Finance Corporation (Central), as Agent, and the other "Pledgors" named therein (the "Pledge Agreement") and that the pledged membership interest (which shall be "Pledged Shares" for all intents and purposes under the Pledge Agreement) listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all Secured Obligations referred to in said Pledge Agreement. The undersigned acknowledges that any promissory notes, instruments or shares not included in the Pledged Collateral at the discretion of Agent may not otherwise be pledged by Pledgor to any other Person or otherwise used as security for any obligations other than the Secured Obligations.

KEYSTONE CONSOLIDATED INDUSTRIES, INC.

Name and Address of Pledgor	Pledged Entity	Class of Equity Interest	Percentage of Ownership
KeystoneConsolidated Industries, Inc.	Keystone Energy Resources, LLC	Membership Interests	100%

ACNOWLEDGMENT AND CONSENT OF PLEDGED ENTITIES

Each of the undersigned (each a "Pledged Entity" and collectively, the "Pledged Entities"), hereby consents and agrees to cause to be registered on the books and records of such Pledged Entity the pledge of the Pledged Collateral referenced in the Pledge Agreement dated as of the date hereof as amended, supplemented or otherwise modified from time to time (the "Pledged Agreement") among Wachovia Capital Finance Corporation (Central), as agent ("Agent"), and the "Pledgors" named therein. Each Pledged Entity acknowledges that it is familiar with the foregoing Pledge Agreement and agrees for the benefit of Agent that it will be bound by the teens of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to it.

   June 30, 2006

Certificate No.
1

DELAWARE

Membership Interest
100%

MEMBERSHIP INTEREST CERTIFICATE
OF

KEYSTONE ENERGY RESOURCES, LLC

A LIMITED LIABILITY COMPANY ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT KEYSTONE CONSOLIDATED INDUSTRIES, INC., *a Delaware corporation, is a member of, and the owner of a 100% membership interest in, KEYSTONE ENERGY RESOURCES, LLC, a limited liability company organized under the laws of the state of Delaware, and is entitled to the full benefits and privileges of such membership interest, subject to the duties and obligations, as more fully set forth in the Limited Liability Company Agreement of KEYSTONE ENERGY RESOURCES, LLC, as it may be amended from time to time.*

IN WITNESS WHEREOF, *KEYSTONE ENERGY RESOURCES, LLC has caused this certificate to be executed by its duly authorized officer as of this 31st day of May, 2006.*

KEYSTONE ENERGY RESOURCES, LLC

By: Sandra K. Myers

Sandra K. Myers, Secretary